Exhibit 99.3

                        INDEPENDENT CONSULTANT AGREEMENT
                        --------------------------------



     THIS AGREEMENT is entered into as of July 23rd , 2003, by and between FTS APPAREL, INC., a Colorado corporation ("FTS"), and Mr. Don Brown; ("CONSULTANT").

     In consideration of the mutual promises and covenants contained below, the parties agree as follows:

1.     SERVICES  TO  BE  RENDERED.  CONSULTANT  shall  perform  the  following
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marketing  and  sales  services  to  the  best  of  its  abilities  and to FTS's
       -
satisfaction,  including  without  limitation:
       -

(a) Developing and implementing a marketing program and plan for sales of GlobalStar Satellite phones, Airvoice Wireless products to selected markets in Texas;

(b) Exercising responsibility for all sales resulting directly or indirectly from business relationships that CONSULTANT has initiated.

(c) The CONSULTANT is responsible for establishing contact with potential customers. Providing potential customers with information regarding products and applications that FTS is a Value Added Reseller of other related products.

(d) FTS will provide CONSULTANT with marketing materials to perform work. Materials will include demo disks and CD's and other relevant marketing material.

(e) All leads and visits with potential customers must first be cleared with FTS (via telephone). This will prevent contractor from visiting existing customers or accounts currently active with FTS's full time Marketing staff.


2.     INDEPENDENT CONTRACTOR STATUS. CONSULTANT expressly acknowledges that it
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will  be  acting as an authorized independent contractor and not as an employee, for all purposes, including payment of Social Security withholding tax and all other Federal, State and Local taxes.

     As an authorized consultant, CONSULTANT may not make commitments for or bind FTS in the absence of a written acknowledgment in each such case from an authorized representative of FTS.

3.     PERFORMANCE  OF  INDEPENDENT CONTRACTOR.  All work performed hereunder by
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REPRESENTATIVE  shall  be of the highest professional standards and performed to
FTS's  reasonable  satisfaction.

4.     COMPENSATION.  CONTRACTOR  will  receive  a total of 20,000 shares of FTS
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common  stock  paid  as  follows: FTS will issue to the Contractor a certificate representing 20,000 shares valued at $11,600.00 US. The shares will be registered in an S-8 registration statement .

CONTRACTOR's compensation shall also include a commission or referral on all FTS vendor product sales in which CONTRACTOR actively participates or as designated by Vice President of Sales. "Active participation" shall mean all sales where CONTRACTOR made the initial contacts with the customer. An example of where CONTRACTOR has not actively participated in a sale is where FTS previously had an existing relationship with the customer, and said customer contacted FTS without prompting from CONTRACTOR. FTS shall make the final decision on whether CONTRACTOR actively participated in a sale. The rate of compensation shall be formalized at a later date:

NOTE: SALES OF PRODUCTS ARE ACCUMULATIVE ON AN ANNUAL BASIS AND RESET TO ZERO FOR EACH ANNIVERSARY (ANNIVERSARY DATE IS BASED ON THE EXECUTION OF THIS AGREEMENT).


5.     PAYMENTS.  Commissions  shall  be  paid  to  CONTRACTOR  as defined by 4.
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COMPENSATION  immediately  following  the  month in which payment on invoices is received  from  customer.

6.     TRADE  SECRETS.
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     (a)     With  respect to FTS's special business techniques, analyses of the market, forms, lists of customers, and all other information regarding the manufacture or distribution of products, CONTRACTOR acknowledges that all such information:

          (1)     belongs  to  FTS;
          (2) constitutes specialized and highly confidential information not generally known in the industry; and
          (3)     constitutes  trade  secrets  of  FTS.

          Accordingly, CONTRACTOR recognizes and acknowledges that it is essential to FTS to protect the confidentiality of such trade information.

     (b) CONTRACTOR thus agrees to act as a trustee of such information and of any other confidential information it acquires in connection with its association with FTS. Further, as an inducement to FTS to retain CONTRACTOR as a consultant, CONTRACTOR will hold such information in trust and confidence for the use and benefit solely of FTS.

     (c) During the term hereof, and for twelve (12) months thereafter, CONTRACTOR shall not disclose such information to any person, firm, association, or other entity for any reason or purpose whatsoever, unless such information has already become common knowledge or unless CONTRACTOR is required to disclose it by judicial process.

7.     AGREEMENT  NOT  TO  COMPETE.  FTS  has  retained  CONTRACTOR only for the
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purposes  set forth in this AGREEMENT, and its relationship to FTS is that of an independent contractor. During the term hereof, CONTRACTOR shall not, directly or indirectly, enter into or in any manner take part in, any business, profession, or other endeavor which competes with FTS in the sale of communications systems, or such other products as FTS may add to its product lines during the term of this AGREEMENT which CONTRACTOR is not authorized to sell. CONTRACTOR shall not so compete as an employee, agent, independent contractor, owner, or otherwise.


8.     RESTRICTIVE  COVENANT.
       ---------------------

     (a) For a period of one (1) year after the expiration or termination of this AGREEMENT for any reason, whether with or without cause, or for a period of time equal to the length of CONTRACTOR's retention by FTS if such tenure has been for less than one (1) year, CONTRACTOR will not, directly or indirectly, contact any then-existing client or customer of FTS for the purpose of selling wireless communications products or services on behalf of any other person, firm, company, or corporation.

     (b) The parties acknowledge that they have attempted to limit CONTRACTOR's right to compete only to the extent necessary to protect FTS from unfair competition. However, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes the covenant to be reasonable under the circumstances existing at that time.

     (c) CONTRACTOR further acknowledges that: 1) in the event this AGREEMENT with FTS terminates for any reason, CONTRACTOR will be able to earn a livelihood without violating the foregoing restrictions; and 2) that CONTRACTOR's ability to earn a livelihood without violating such restrictions, is a material condition to its retention by FTS.


9.     WARRANTY  AGAINST PRIOR EXISTING RESTRICTIONS.  CONTRACTOR represents and
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warrants  to  FTS  that  it  is  not  a  party  to  any  agreement  containing a non-competition  clause  or  other  restriction  with  respect  to:

     (a)     the  services  which  it  is  required  to  perform  hereunder;  or

     (b) the use or disclosure of any information directly or indirectly related to FTS's business, or to the services it is required to render pursuant hereto.

10.     PROHIBITION  AGAINST  ASSIGNMENT.  CONTRACTOR  agrees, for itself and on
        --------------------------------
behalf of its successors, or any person, persons or entities claiming under it by virtue hereof, that this AGREEMENT and the rights, interests, and benefits hereunder cannot be assigned, transferred, pledged or hypothecated in any way and shall not be subject to execution, attachment, or similar process. Any such attempt to do so, contrary to the terms hereof, shall be null and void and shall relieve FTS of any and all obligations or liability hereunder.

11.     SEVERABILITY.  If  any  provision,  paragraph  or  sub-paragraph of this
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AGREEMENT  is adjudged by any court of law to be void or unenforceable, in whole or in part, such adjudication shall not be deemed to affect the validity of the remainder of the AGREEMENT, including any other provision, paragraph, or sub-paragraph. Each provision, paragraph, and sub-paragraph of this AGREEMENT is declared to be separable from every other provision, paragraph, and sub-paragraph and constitutes a separate and distinct covenant.

12.     TERMINATION  OF  AGREEMENT.  This  AGREEMENT  shall  continue  from
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month-to-month  for  a period of twelve (12) months. AGREEMENT may be terminated
        --
with cause by either party upon the giving of two (2) weeks' written notice, sent by registered or certified mail, return receipt requested, to the addresses listed in the Notice paragraph of this AGREEMENT.

13.     RIGHTS  UPON  TERMINATION.  Upon  the  expiration or termination of this
        -------------------------
AGREEMENT for any reason, whether with or without cause, CONTRACTOR shall be entitled only to accrued commissions on those contracts already signed and accepted by FTS prior to the effective date thereof. Such accrued commissions shall be paid to CONTRACTOR within thirty (30) days of FTS's receipt of the applicable invoice amounts.

14.     MODIFICATION  AND  WAIVER.  No  waiver or modification of this AGREEMENT
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shall  be  valid  unless it is in writing and signed by both FTS and CONTRACTOR.

15,     BINDING  EFFECT.     This  AGREEMENT shall be binding upon, and inure to
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the  benefit  of, FTS and its successors, assigns, heirs, legal representatives, executors,  and  administrators.

16.     ATTORNEYS'  FEES.  If  either party hereto shall breach any of the terms
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hereof,  such  party  shall  pay  to  the  non-defaulting  party  all  of  the non-defaulting party's costs and expenses, including attorneys' fees, incurred by such party in enforcing the terms of this AGREEMENT.

17.     COMPLETE UNDERSTANDING.  This AGREEMENT constitutes the entire AGREEMENT
        ----------------------
between the parties with respect to the subject matter hereof. This AGREEMENT supersedes any and all other Agreements, whether oral or in writing, between the parties with respect to the subject matter hereof.

18.     GOVERNING LAW.  This AGREEMENT shall be subject to, and governed by, the
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laws  of  the  Commonwealth  of  Pennsylvania.

19.     HEADINGS.  The  headings  in this AGREEMENT are inserted for convenience
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only  and  shall  not  be  considered  in  interpreting  the  provisions hereof.

20.     NOTICE.  All notices shall be given in writing and sent by registered or
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certified  mail,  return  receipt  requested,  and  shall  be  addressed  to:

     in  the  case  of  FTS:

          Mr.  Scott  Gallagher,  Chairman  and  CEO
          FTS  Apparel,  Inc.
          301  Oxford  Valley  Rd.,  Suite  1202
          Yardley,  PA  19067
          Telephone:  215-369-9979
          Fax:              215-369-9957

     and  in  the  case  of  CONTRACTOR:

          Mr.  Don  Brown
          3217  High  Point  Dr.
          El  Paso,  TX  79904
          915-755-8469  (H)


21.     COUNTERPARTS.  This  AGREEMENT  may  be  executed  in  two  or  more
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counterparts,  each  of  which  shall  be  deemed  an  original but all of which
        ---
together  shall  constitute  one  and  the  same  instrument.










IN  WITNESS WHEREOF, the parties have executed this AGREEMENT on July 23rd ,2003


FTS  APPAREL,  INC.                              CONTRACTOR



By:  /s/ Scott Gallagher                  By: /s/ Don Brown
     --------------------                    --------------
     Scott  Gallagher                         Don  Brown
     Chairman  and  CEO